Exhibit (i)

ROPES & GRAY LLP PRUFENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

September 28, 2015

ProShares Trust

7501 Wisconsin Avenue, Suite 1000

Bethesda, Maryland 20814

Ladies and Gentlemen:

We are furnishing this opinion in connection with the proposed offer and sale by ProShares Trust, a Delaware statutory trust (the “Trust”), of shares of beneficial interest of ProShares Morningstar Alternatives Solution ETF, ProShares DJ Brookfield Global Infrastructure ETF, ProShares Global Listed Private Equity ETF, ProShares Large Cap Core Plus, ProShares S&P 500 Dividend Aristocrats ETF, ProShares S&P MidCap 400 Dividend Aristocrats ETF, ProShares Russell 2000 Dividend Growers ETF, ProShares MSCI EAFE Dividend Growers ETF, ProShares MSCI Europe Dividend Growers ETF, ProShares S&P 500 Ex-Energy ETF, ProShares S&P 500 Ex-Financials ETF, ProShares S&P 500 Ex-Health Care ETF, ProShares S&P 500 Ex-Technology ETF, ProShares Hedged FTSE Europe ETF, ProShares Hedged FTSE Japan ETF, ProShares High Yield—Interest Rate Hedged, ProShares Investment Grade—Interest Rate Hedged, ProShares USD Covered Bond, ProShares German Sovereign/Sub-Sovereign ETF, ProShares Short Term USD Emerging Markets Bond ETF, ProShares Hedge Replication ETF, ProShares Merger ETF, ProShares RAFITM Long/Short, ProShares 30 Year TIPS/TSY Spread, ProShares Short 30 Year TIPS/TSY Spread, ProShares CDS North American HY Credit ETF, ProShares CDS Short North American HY Credit ETF, ProShares Short S&P500®, ProShares Short QQQ®, ProShares Short Dow30SM, ProShares Short MidCap400, ProShares Short Russell2000, ProShares Short SmallCap600, ProShares UltraShort S&P500®, ProShares UltraShort QQQ®, ProShares UltraShort Dow30SM, ProShares UltraShort MidCap400, ProShares UltraShort Russell2000, ProShares UltraShort SmallCap600, ProShares UltraPro Short S&P500®, ProShares UltraPro Short QQQ®, ProShares UltraPro Short Dow30SM, ProShares UltraPro Short MidCap400, ProShares UltraPro Short Russell2000, ProShares Short Basic Materials, ProShares Short Financials, ProShares Short Oil & Gas, ProShares Short Real Estate, ProShares Short S&P Regional Banking, ProShares UltraShort Basic Materials, ProShares UltraShort Nasdaq Biotechnology, ProShares UltraShort Consumer Goods, ProShares UltraShort Consumer Services, ProShares UltraShort Financials, ProShares UltraShort Gold Miners, ProShares UltraShort Junior Miners, ProShares UltraShort Health Care, ProShares UltraShort Homebuilders & Supplies, ProShares UltraShort Industrials, ProShares UltraShort Oil & Gas, ProShares UltraShort Oil & Gas Exploration & Production, ProShares UltraShort Real Estate, ProShares UltraShort Semiconductors, ProShares UltraShort Technology, ProShares UltraShort Utilities, ProShares UltraPro Short Nasdaq Biotechnology, ProShares UltraPro Short Financials, ProShares Short MSCI EAFE, ProShares Short MSCI Emerging Markets, ProShares

September 28, 2015

Short FTSE China 50, ProShares UltraShort MSCI EAFE, ProShares UltraShort MSCI Emerging Markets, ProShares UltraShort FTSE Europe, ProShares UltraShort MSCI Pacific ex-Japan, ProShares UltraShort MSCI Brazil Capped, ProShares UltraShort FTSE China 50, ProShares UltraShort MSCI Japan, ProShares UltraShort MSCI Mexico Capped IMI, ProShares Short 7-10 Year Treasury, ProShares Short 20+ Year Treasury, ProShares Short High Yield, ProShares Short Investment Grade Corporate, ProShares UltraShort 3-7 Year Treasury, ProShares UltraShort 7-10 Year Treasury, ProShares UltraShort 20+ Year Treasury, ProShares UltraShort TIPS, ProShares UltraPro Short 20+ Year Treasury, ProShares Ultra S&P500®, ProShares Ultra QQQ®, ProShares Ultra Dow30SM, ProShares Ultra MidCap400, ProShares Ultra Russell2000, ProShares Ultra SmallCap600, ProShares UltraPro S&P500®, ProShares UltraPro QQQ®, ProShares UltraPro Dow30SM, ProShares UltraPro MidCap400, ProShares UltraPro Russell2000, ProShares Ultra Basic Materials, ProShares Ultra Nasdaq Biotechnology, ProShares Ultra Consumer Goods, ProShares Ultra Consumer Services, ProShares Ultra Financials, ProShares Ultra Gold Miners, ProShares Ultra Junior Miners, ProShares Ultra Health Care, ProShares Ultra Homebuilders & Supplies, ProShares Ultra Industrials, ProShares Ultra Oil & Gas, ProShares Ultra Oil & Gas Exploration & Production, ProShares Ultra Real Estate, ProShares Ultra S&P Regional Banking, ProShares Ultra Semiconductors, ProShares Ultra Technology, ProShares Ultra Telecommunications, ProShares Ultra Utilities, ProShares UltraPro Nasdaq Biotechnology, ProShares UltraPro Financials, ProShares Ultra MSCI EAFE, ProShares Ultra MSCI Emerging Markets, ProShares Ultra FTSE Europe, ProShares Ultra MSCI Pacific ex-Japan, ProShares Ultra MSCI Brazil Capped, ProShares Ultra FTSE China 50, ProShares Ultra MSCI Japan, ProShares Ultra MSCI Mexico Capped IMI, ProShares Ultra 7-10 Year Treasury, ProShares Ultra 20+ Year Treasury, ProShares Ultra High Yield, and ProShares Ultra Investment Grade Corporate (collectively, the “Shares”), pursuant to post-effective amendment No. 157 on Form N-1A (the “Post-Effective Amendment”) under the Securities Act of 1933, as amended.

We are familiar with the actions taken by the Trustees of the Trust to authorize the issuance of the Shares. We have examined the Trust’s Certificate of Trust (as on file in the office of the Secretary of State of the State of Delaware), its Agreement and Declaration of Trust, as amended, its Bylaws and such other documents as we deemed necessary for the purposes of this opinion. We assume that upon sale of the Shares by the Trust the Trust will receive the net asset value thereof.

Based upon the foregoing, we are of the opinion that the Trust is authorized to issue an unlimited number of Shares, and that, when the Shares are issued and sold, they will be validly issued, fully paid and nonassessable by the Trust.

We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP